 SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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Alliance Fiber Optic Products, Inc.

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ALLIANCE FIBER OPTIC PRODUCTS, INC.

275 GIBRALTAR DRIVE

SUNNYVALE, CALIFORNIA 94089

(408) 736-6900

March 29, 2011

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Alliance Fiber Optic Products, Inc. that will be held on Friday, April 28, 2011, at 2:00 p.m., Pacific Daylight Time, at the Company's principal executive offices, 275 Gibraltar Drive, Sunnyvale, California 94089.

The formal notice of the Annual Meeting and the Proxy Statement has been made a part of this invitation.

After reading the Proxy Statement, please mark, date, sign and return, at your earliest convenience, the enclosed proxy in the enclosed prepaid envelope, to ensure that your shares will be represented. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY, VOTE YOUR SHARES AS DIRECTED BY YOUR BROKER OR ATTEND THE ANNUAL MEETING IN PERSON. Your vote is important, so please vote promptly.

A copy of our 2010 Annual Report to Stockholders is also enclosed.

We look forward to seeing you at the meeting.

Sincerely yours,

/s/ Peter C. Chang

Peter C. Chang
Chairman, President and
Chief Executive Officer

ALLIANCE FIBER OPTIC PRODUCTS, INC.
____________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held April 28, 2011
_____________________

To the Stockholders of Alliance Fiber Optic Products, Inc.:

 The Annual Meeting of Stockholders of Alliance Fiber Optic Products, Inc., a Delaware corporation (the "Company"), will be held at the Company's principal executive offices, 275 Gibraltar Drive, Sunnyvale, California 94089, on Thursday, April 28, 2011, at 2:00 p.m., Pacific Daylight Time, for the following purposes:

1.	To elect Mr. Ray Sun as Class II director to serve until the 2014 Annual Meeting of Stockholders or until his successor is duly elected and qualified;

2.	To approve the Company's 2000 Employee Stock Purchase Plan, as amended and restated, including increasing by 300,000 the number of shares of Common Stock available for issuance thereunder;

3.	To approve an amendment to the Amended and Restated Certificate of Incorporation to decrease the number of shares of Common Stock authorized for issuance from 80,000,000 shares to 20,000,000 shares;

4.	To ratify the appointment of Marcum LLP, as the Company's independent registered public accountant for 2011; and

5.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement of the Annual Meeting.

Stockholders of record as of the close of business on March 14, 2011 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available at the Secretary's office, 275 Gibraltar Drive, Sunnyvale, California 94089, for ten days before the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on April 28, 2011.

The Proxy Statement and Annual Report are available at http://www.afop.com/investors

It is important that your shares are represented at the Annual Meeting. Even if you plan to attend the meeting, we hope that you will promptly vote.

By Order of the Board of Directors

/s/ Peter C. Chang

Peter C. Chang
Secretary

March 29, 2011

ALLIANCE FIBER OPTIC PRODUCTS, INC.
275 Gibraltar Drive
Sunnyvale, California 94089
(408) 736-6900

_________________

PROXY STATEMENT
_________________

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Alliance Fiber Optic Products, Inc., a Delaware corporation (the "Company"), of proxies in the accompanying form to be used at the Annual Meeting of Stockholders of the Company to be held at the Company's principal executive offices, 275 Gibraltar Drive, Sunnyvale, California, 94089, on Thursday, April 28, 2011, at 2:00 p.m., Pacific Daylight Time, and any postponement or adjournment thereof (the "Annual Meeting").

Revocation of Proxies

The shares represented by the proxies received in response to this solicitation and not properly revoked will be voted at the Annual Meeting in accordance with the instructions therein. A stockholder who has given a proxy may revoke it at any time before it is exercised by filing with the Secretary of the Company a written revocation, by submitting a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. If your shares are held by a broker, bank or other stockholder of record, in nominee name or otherwise, exercising fiduciary powers (typically referred to as being held in "street name"), and you wish to vote at the Annual Meeting, you must obtain and bring to the Annual Meeting a proxy card issued in your name from the broker, bank or other nominee.  On the matters coming before the Annual Meeting for which a choice has been specified by a stockholder, the shares will be voted accordingly. If no choice is specified, the shares will be voted "FOR" the election of the nominee for director listed in this Proxy Statement, and "FOR" the approval of the 2000 Employee Stock Purchase Plan, as amended and restated, the decrease in the number of shares of Common Stock authorized for issuance and the ratification of the Company's independent registered public accountant.

Who Can Vote

Stockholders of record at the close of business on March 14, 2011 (the "Record Date"), are entitled to vote at the Annual Meeting. As of the Record Date, there were 8,835,786 shares of common stock, $0.001 par value (the "Common Stock"), outstanding. The presence in person or by proxy of the holders of a majority of the outstanding Common Stock constitutes a quorum for the transaction of business at the Annual Meeting. Each holder of Common Stock is entitled to one vote for each share held as of the Record Date.

Required Vote

Directors are elected by a plurality vote. The nominees for director who receive the most votes cast in their favor will be elected to serve as a director. The other proposals submitted for stockholder approval at the Annual Meeting will be decided by the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposals. Abstentions with respect to any proposal are treated as shares present or represented and entitled to vote on that proposal and thus have the same effect as negative votes. If a broker which is the record holder of shares indicates on a proxy that it does not have discretionary authority to vote on a particular proposal as to such shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to a particular proposal, these non-voted shares will be counted for quorum purposes, but are not deemed to be present or represented for purposes of determining whether stockholder approval of that proposal has been obtained.  Under the rules that govern brokers, brokers do not have discretionary authority to vote on the election of directors, or on action with respect to our Employee Stock Purchase Plan or on our charter amendment.  Brokers do have discretionary authority to vote on the ratification of our auditors.

How to Vote

If you are a stockholder with shares registered in your name, you may vote by one of the following methods:

o
Vote via the Internet. Go to the web address www.Proxyvote.com. and follow the instructions for Internet voting shown on the proxy card mailed to you. If you vote via the Internet, you should be aware that there may be incidental costs associated with electronic access, such as your usage charges from your Internet access providers and telephone companies, for which you will be responsible.

o
Vote by proxy card mailed to you. If you do not wish to vote by the Internet, please complete, sign, date and mail the proxy in the envelope provided. If you vote via the Internet, please do not mail your proxy.

If your shares are held in street name, you may receive a separate voting instruction form with this Proxy Statement, or you may need to contact your broker, bank or other stockholder of record to determine whether you will be able to vote electronically via the Internet or by telephone.

This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about March 29, 2011.

IMPORTANT

Please vote electronically or mark, sign and date the enclosed proxy and return it at your earliest convenience in the enclosed postage-prepaid return envelope so that, whether you intend to be present at the Annual Meeting or not, your shares can be voted.

PROPOSAL 1

ELECTION OF DIRECTOR

Directors and Nominee

Pursuant to Article VI of the Company's Amended and Restated Certificate of Incorporation, the Board of Directors is divided into three classes, with each class elected for a 3-year term.  The number of directors is currently set at five.  Class I and Class III consist of two directors each, and Class II consists of one director.  One Class II director will be elected at the Annual Meeting and will serve until the 2014 Annual Meeting. The Class III directors will continue to serve until the 2012 Annual Meeting and the Class I directors will continue to serve until the 2013 Annual Meeting.

The Nominating and Corporate Governance Committee of the Board of Directors has recommended, and the Board of Directors has designated, Mr. Ray Sun as the nominee to fill the Class II director seat to serve until the 2014 Annual Meeting.  If Mr. Sun is unable or declines to serve as a director at the time of the Annual Meeting, an event not now anticipated, proxies will be voted for any nominees designated by the Board of Directors, taking into account any recommendations of the Nominating and Corporate Governance Committee, to fill the vacancy.

Biographical information concerning the nominee is set forth below.

CLASS II

Ray Sun, 59, has served as a director since November 2003.  Mr. Sun served as Managing Director, Business Development and Venture Investment (Great China) of Applied Materials China, a semiconductor equipment company, from November 2001 to February 2009.  He has been retired since February 2009.  Mr. Sun served as a representative of the Silicon Valley office for a Taiwanese venture firm, Global Investment Management Co. LTD. from October 1999 to November 2001.  Mr. Sun has more than 20 years of executive management experience in the software, hardware and telecommunications industries. Mr. Sun received a B.S. in Industrial Engineering from Chung Yuan Christian University in Taiwan, and an M.S. in Industrial Engineering from Kansas State University.  We believe Mr. Sun's qualifications to serve on our Board include his business development and investment expertise and his experience in executive management for a broad array of technology-based businesses.

Biographical information concerning the remaining members of the Board of Directors is set forth below.

CLASS III

Gwong-Yih Lee, 56, has served as a director since August 2000.  Since August 2006, Mr. Lee has served as Chairman and Chief Executive Officer of CyberTAN Technology, Inc., a networking company.  In addition, since September 2005, Mr. Lee has served as the Founder and President and Chief Executive Officer of ApaceWave Technologies, Inc., a broadband wireless company.  From September 1999 to January 2004, Mr. Lee served as Senior Director and General Manager at Cisco Systems, Inc.  In March 1998, Mr. Lee established TransMedia Communications, a communication equipment company, and served as its President and Chief Executive Officer until September 1999.  Mr. Lee received a B.S. in Control Engineering from National Chiao-Tung University in Taiwan and an M.S. in Electrical Engineering from New York University.  We believe Mr. Lee's qualifications to serve on our Board include his experience running private technology companies and his managerial experience at Cisco.

James C. Yeh, 54, has served as a director since our formation in December 1995.  Since April 2005, Mr. Yeh has served as Managing Director of Blazee International, an imaging processing applications company.  In addition, since January 1991, Mr. Yeh has served as President of Matics Computer Systems, Inc., a personal computer systems and peripherals company.   Mr. Yeh holds a B.S. in Mathematics from Tamkang University and an M.S. in Systems Science and Mathematics from Washington University in Saint Louis, Missouri.  We believe Mr. Yeh's qualifications to serve on our Board include his operational and management experience with technology companies.

CLASS I

Peter C. Chang, 53, has served as our Chairman of the Board, Chief Executive Officer and President since our formation in December 1995. From 1990 to 1995, Mr. Chang was Division Manager at Hon Hai Holding, a fiber optics company, and from 1988 to 1990 was a member of the technology staff at Lucent Bell Labs. Mr. Chang received a B.S. in Mechanical Engineering from National Taiwan University and an M.S. in Mechanical Engineering from Notre Dame University.  We believe Mr. Chang's qualifications to serve on our Board include his extensive industry expertise and his experience as our Chief Executive Officer and President.

Richard Black, 77, has served as a director since April 2003. Since March 2002, Mr. Black has served as the President, Chief Executive Officer, director and majority owner of ECRM, Inc., a worldwide supplier of electronic laser imaging devices for the publishing and graphic arts industries. From August 1983 to March 2002, Mr. Black served as the Chairman and director of ECRM, Inc.  He served as President of Oak Technology Inc., a semiconductor company, from January 1998 to March 1999, as Vice Chairman from March 1999 to August 2003 and as a director from 1988 to 2003.  Until July 2010, Mr. Black served as the Chairman of the board of directors of GSI Group Inc., a manufacturer of laser systems and precision motion components, he served on the GSI Board since 1999.  Mr. Black also serves on the Board of several private companies.  In addition, from 2002 to 2007, Mr. Black served on the board of directors of Altigen Communications, Inc., a manufacturer of VoIP telephone systems and unified communications systems.  Mr. Black holds a B.S. in Engineering from Texas A&M University and an M.B.A. from Harvard University.  We believe Mr. Black's qualifications to server on Board include his operational and management expertise, his experience as both a director and chairman of the board of other public companies, and his finance skills.

The Board of Directors recommends a vote "FOR" the election of Mr. Ray Sun as the Class II Director of the Company.

Board Structure, Independence, Meetings and Committees

Our Board has believes that having a combined Chairman of the Board and Chief Executive Officer is the most effective leadership structure for our company at this time. The Board believes that Mr. Chang is the director best situated to identify strategic opportunities and focus the activities of the Board due to his full-time commitment to the business and his company-specific experience. The Board also believes that the combined role of Chairman and Chief Executive Officer promotes effective execution of strategic imperatives and facilitates information flow between management and the Board.

The Board of Directors held four meetings during 2010.  Mr. Black, Mr. Lee, and Mr. Sun attended 100% of the aggregate number of meetings of the Board of Directors and of the committees on which such directors serve.  Mr. Yeh attended 50% of the aggregate number of meetings of the Board of Directors and 100% of the audit committee meetings.  The independent directors meet in regularly scheduled executive sessions at in-person meetings of the Board without the participation of the Chief Executive Officer or the other members of management.  In 2010, one director attended the annual meeting. We do not have a policy requiring directors to attend our annual meetings.

The Board of Directors has determined that, except for Mr. Chang, all of the members of the Board are "independent directors" within the meaning of Rule 4200 of The NASDAQ Stock Market. Mr. Chang is not considered independent because he is employed by the Company as its President and Chief Executive Officer.  All of the nominees are members of the Board standing for reelection.  For all of the non-employee directors, the Board considered their relationship and transactions with the Company as directors and as securityholders of the Company.

The Board of Directors has appointed an Executive Compensation Committee, an Audit Committee and a Nominating and Corporate Governance Committee.  The Board has approved a charter for each of these committees. Copies of the charters of the Audit Committee, Nominating and Corporate Governance Committee and Executive Compensation Committee are available through our website at www.afop.com. The Board has also appointed a Non-Executive Compensation Committee.

The Board is actively involved in the oversight of risks that could affect our business and operations, while management is responsible for day-to-day risk management. The Board administers this oversight function directly through the Board as a whole, as well as through Audit and Nominating and Corporate Governance committees of the Board, as disclosed in the descriptions of each below and in their respective committee charters.

Executive Compensation Committee
Number of Members:	Three
Members:	Mr. Sun (Chairman) Mr. Black Mr. Lee
Number of Meetings:	One
Functions:
The Executive Compensation Committee's primary functions are to assist the Board in meeting its responsibilities with regard to oversight and determination of executive compensation and to review and make recommendations to the Board with respect to major compensation plans, policies and programs of the Company. Other specific duties and responsibilities of the Executive Compensation Committee are to review, and make recommendations for approval by the independent members of the Board regarding, the compensation for the Chief Executive Officer and other executive officers of the Company, establish and modify the terms and conditions of employment of the Chief Executive Officer and other executive officers of the Company and administer the Company's stock plans and other compensation plans.

Audit Committee
Number of Members:	Three
Members:	Mr. Black (Chairman) Mr. Sun Mr. Yeh
Number of Meetings:	Four
Functions:
The Audit Committee's primary functions are to assist the Board of Directors in fulfilling its oversight responsibilities relating to the Company's financial statements, system of internal controls, and auditing, accounting and financial reporting processes.  Other specific duties and responsibilities of the Audit Committee are to appoint, compensate, evaluate and, when appropriate, replace the Company's independent auditors; review and pre-approve audit and permissible non-audit services; review the scope of the annual audit; monitor the independent auditors' relationship with the Company; and meet with the independent auditors and management to discuss and review the Company's financial statements, internal controls, and auditing, accounting and financial reporting processes.  Mr. Black is the Audit Committee Financial Expert.

Nominating and Corporate Governance Committee
Number of Members:	Three
Members:	Mr. Black (Chairman) Mr. Sun Mr. Yeh
Number of Meetings:	One
Functions:
The Nominating and Corporate Governance Committee's primary functions are to identify qualified individuals to become members of the Board of Directors and determine the composition of the Board and its committees.  Other specific duties and responsibilities are to recommend nominees to fill vacancies on the Board, investigate suggestions for candidates for membership on the Board, and monitor compliance with Board and Board committee membership criteria.

Non-Executive Compensation Committee

Mr. Chang currently serves as the sole member of the Non-Executive Compensation Committee.  The Non-Executive Compensation Committee is a secondary committee responsible for granting and issuing awards of options and shares under the 2000 Stock Incentive Plan, as amended and restated, to eligible employees, other than to members of the Board of Directors, to individuals designated by the Board of Directors as "Section 16 officers," and to employees who hold the title of Vice President or above.

Director Nominations

The Board of Directors nominates a class of directors for election at each annual meeting of stockholders and elects new directors to fill vacancies when they arise.  The Nominating and Corporate Governance Committee has the responsibility to identify, evaluate, recruit and recommend qualified candidates to the Board of Directors for nomination or election.

The Board of Directors has an objective that its membership is composed of experienced and dedicated individuals with diversity of backgrounds, perspectives and skills.  The Nominating and Corporate Governance Committee will select candidates for director based on their character, judgment, and diversity of experience, business acumen, and ability to act on behalf of all stockholders.  The Nominating and Corporate Governance Committee believes that nominees for director should have experience, such as experience in management or accounting and finance, or industry and technology knowledge, that may be useful to the Company and the Board, high personal and professional ethics, and the willingness and ability to devote sufficient time to effectively carry out his or her duties as a director.  While diversity is among the qualifications that may be considered, the Committee does not have a formal diversity policy.  The Nominating and Corporate Governance Committee believes it is appropriate for at least one, and, preferably, multiple, members of the Board to meet the criteria for an "audit committee financial expert" as defined by SEC rules, and for a majority of the members of the Board to meet the definition of "independent director" under the rules of The NASDAQ Stock Market.  The Nominating and Corporate Governance Committee also believes it is appropriate for certain key members of the Company's management to participate as members of the Board.

Prior to each annual meeting of stockholders, the Nominating and Corporate Governance Committee identifies nominees first by evaluating the current directors whose term will expire at the annual meeting and who are willing to continue in service.  These candidates are evaluated based on the criteria described above, including as demonstrated by the candidate's prior service as a director, and the needs of the Board with respect to the particular talents and experience of its directors.  In the event that a director does not wish to continue in service, the Nominating and Corporate Governance Committee determines not to re-nominate the director, or a vacancy is created on the Board as a result of a resignation, an increase in the size of the board or other event, the Committee will consider various candidates for Board membership, including those suggested by the Committee members, by other Board members, by any executive search firm engaged by the Committee and by stockholders.  A stockholder who wishes to suggest a prospective nominee for the Board should notify the Secretary of the Company or any member of the Committee in writing with any supporting material the stockholder considers appropriate.

In addition, the Company's Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at the Company's Annual Meeting of Stockholders.  In order to nominate a candidate for director, a stockholder must give timely notice in writing to the Secretary of the Company and otherwise comply with the provisions of the Company's Bylaws.  To be timely, the Company's Bylaws provide that the Company must have received the stockholder's notice no less than 60 days nor more than 90 days prior to the scheduled date of the meeting.  However, if notice or prior public disclosure of the date of the annual meeting is given or made to stockholders less than 75 days prior to the meeting date, the Company must receive the stockholder's notice by the earlier of (i) the close of business on the 15th day after the earlier of the day the Company mailed notice of the annual meeting date or provided public disclosure of the meeting date and (ii) two days prior to the scheduled date of the annual meeting.  Information required by the Bylaws to be in the notice include the name and contact information for the candidate and the person making the nomination and other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Securities Exchange Act of 1934 and the related rules and regulations under that Section.

Stockholder nominations must be made in accordance with the procedures outlined in, and include the information required by, the Company's Bylaws and must be addressed to:  Secretary, Alliance Fiber Optic Products, Inc., 275 Gibraltar Drive, Sunnyvale, California 94089.  You can obtain a copy of the Company's Bylaws by writing to the Secretary at this address.

Stockholder Communications with the Board of Directors

If you wish to communicate with the Board of Directors, you may send your communication in writing to: Secretary, Alliance Fiber Optic Products, Inc., 275 Gibraltar Drive, Sunnyvale, California 94089.  You must include your name and address in the written communication and indicate whether you are a stockholder of the Company.  The Secretary will review any communication received from a stockholder, and all material communications from stockholders will be forwarded to the appropriate director or directors or committee of the Board based on the subject matter.

2010 Director Compensation

The following table set forth cash amounts and the value of other compensation for the Company's non-employee directors during 2010:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total ($)
Richard Black	16,000	9,000	25,000
Gwong-Yih Lee	8,000	7,500	15,500
Ray Sun	11,300	7,500	18,800
James Yeh	7,800	7,500	15,300

(1)
 Represents the aggregate fair value of options to purchase our Common Stock computed as of the grant date of each option in accordance with the Financial Accounting Standards Board Accounting Codification Topic 718, or ASC 718, rather than amounts paid to or realized by the named individual.  There can be no assurance that options will be exercised (in which case no value will be realized by the individual) or that the value on exercise will approximate the fair value as computed in accordance with ASC 718.

(2)	The following table sets forth the aggregate number of shares of Common Stock underlying option awards outstanding at December 31, 2010:

Name	Number of Shares
Richard Black	10,000
Gwong-Yih Lee	17,000
Ray Sun	15,000
James Yeh	13,000

The Company's non-employee directors received $3,000 cash compensation for each Board meeting attended (or $1,500 cash compensation for attending telephonically), $2,000 cash compensation for each Audit Committee meeting attended (or $1,000 cash compensation for attending telephonically), $3,000 cash compensation for the Chairman of Audit Committee for each Audit Committee meeting attended (or $1,000 cash compensation for attending telephonically).  Effective October 22, 2010, non-employee directors receive $4,000 cash compensation for each Board meeting attended (or $2,000 cash compensation for attending telephonically), $2,600 cash compensation for each Audit Committee meeting attended (or $1,300 cash compensation for attending telephonically), $4,000 cash compensation for the Chairman of Audit Committee for each Audit Committee meeting attended (or $2,000 cash compensation for attending telephonically), and are reimbursed for reasonable expenses in connection with attendance at meetings of the Board of Directors and committee meetings.  Directors who are our employees do not receive any fees for their service on our Board.

Directors who are not employees receive an initial grant of an option to purchase 30,000 shares of Common Stock at the fair market value of the Common Stock on the date of grant, which vests ratably over 36 months.  This initial grant is made on the first business day following election to the Board.  On the first business day following the third anniversary of the date of grant of the initial option, each non-employee director is entitled to receive an option to purchase 30,000 shares of Common Stock at the fair market value of the Common Stock on the date of grant, which option vests ratably over 36 months. The options granted to our outside directors have a per share exercise price equal to 100% of the fair market value of the underlying shares on the date of grant, have a term of 10 years and automatically become fully vested in the event of a change in control.  In 2010, no options were granted to our four outside directors.

Certain Relationships and Related Transactions

It is our policy that all employees, officers and directors must avoid any activity that is or has the appearance of conflicting with the interests of the Company. This policy is included in our Code of Conduct and Business Ethics. We conduct a review of all related party transactions for potential conflict of interest situations on an ongoing basis and all such transactions relating to executive officers and directors must be approved by the independent and disinterested members of our board of directors or an independent and disinterested committee of the board.

According to share ownership numbers contained in a Schedule 13G filed in 2002 and not subsequently amended, of March 14, 2011, Foxconn Holding Limited ("Foxconn") was a holder of 18.1% of our Common Stock.  In the normal course of business, we sell products to and purchase raw materials from Hon Hai Precision Industry Co., Ltd. ("HonHai"), who is the parent company of Foxconn.  These transactions were made at prices and terms consistent with transactions with unrelated third parties.  For fiscal 2010, sales of products to Hon Hai were four thousand dollars, purchases of raw materials from Hon Hai were $2.3 million and the amount due from Hon Hai was not material.  As of December 31, 2010, amounts due to Hon Hai were $0.5 million.  For fiscal 2009, sales of products to Hon Hai were $0.01 million, purchases of raw materials from Hon Hai were $2.0 million and the amount due from Hon Hai was not material.  As of December 31, 2009, amounts due to Hon Hai were $0.7 million.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 14, 2011, as to shares of the Common Stock beneficially owned by: (1) each person who is known by the Company to own beneficially more than 5% of its Common Stock, (2) each of our directors, (3) each of our executive officers named in the Summary Compensation Table, and (4) all of our directors and executive officers as a group. Ownership information is based upon information furnished by the respective individuals or entities, as the case may be.  Unless otherwise noted below, the address of each beneficial owner is c/o Alliance Fiber Optic Products, Inc., 275 Gibraltar Drive, Sunnyvale, California 94089. The percentage of common stock beneficially owned is based on 8,835,786 shares of common stock outstanding as of March 14, 2011.  In addition, shares issuable pursuant to options which may be exercised within 60 days of March 14, 2011 are deemed to be issued and outstanding and have been treated as outstanding in calculating the percentage ownership of those individuals possessing such interest, but not for any other individuals.  Thus, the number of shares considered to be outstanding for the purposes of this table may vary depending on the individual's particular circumstances.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned (1)	Percentage of Common Stock Beneficially Owned
Directors and Named Executive Officer:
Peter C. Chang (2)	1,221,320	13.5%
Richard Black (3)	16,000	*
Gwong-Yih Lee (4)	21,000	*
Ray Sun (5)	15,000	*
James C. Yeh (6)	173,000	2.0
David A. Hubbard (7)	132,847	1.5
Wei-Shin Tsay (8)	167,038	1.9
5% Stockholders:
Foxconn Holding Limited (9)	1,600,000	18.1
All Directors and Executive Officer as a group (8 persons) (10)	1,796,355	19.1

*   Represents less than 1%.

(1)
To the Company's knowledge, except as otherwise disclosed, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the notes to this table.

(2)
Includes 8,000 shares held in the name of Mr. Chang's minor children and 779,320 shares held in the name of the Chang Family LLC, of which Mr. Chang and his wife, Mary C. Chen, are the Managing Members.  Also includes options to purchase 230,000 shares exercisable within 60 days of March 14, 2011.

(3)	Includes options to purchase 10,000 shares exercisable within 60 days of March 14, 2011.

(4)
Includes 4,000 shares held in the name of the Lee Trust.  Mr. Lee and his wife, Angela Lee, as trustees, have dispositive and voting power for the shares held by the Lee Trust. Also includes options to purchase 17,000 shares exercisable within 60 days of March 14, 2011.

(5)	Represents options exercisable within 60 days of March 14, 2011.

(6)
Includes 160,000 shares held in the name of Matics Computer Systems, Inc., over which Mr. Yeh has voting power.  Also includes options to purchase 13,000 shares exercisable within 60 days of March 14, 2011.

(7)	Includes options to purchase 84,000 shares exercisable within 60 days of March 14, 2011.

(8)	Includes options to purchase 160,000 shares exercisable within 60 days of March 14, 2011.

(9)
According to a Schedule 13G filed jointly on January 4, 2002 for the year ended December 31, 2000 by Hon Hai and Foxconn, each entity has shared voting and dispositive power over the 1,600,000 shares.  As of the Record Date, no amendment to the Schedule 13G has been filed, and the information concerning the number of shares held and the ownership of the shares is as disclosed in the Schedule 13G.  Foxconn is a subsidiary of Hon Hai.  Hon Hai disclaims beneficial ownership of these shares.  The principal business address for Hon Hai and Foxconn is 2 Tsu Yu Street, Tu Cheng City, Taipei Hsien, Taiwan, R.O.C.  The board of directors of Foxconn has dispositive power for the shares and has delegated voting power to Ms. Chiu-Lian Huang.

(10)	Includes 562,000 shares subject to options exercisable within 60 days of March 14, 2011.

EXECUTIVE COMPENSATION

2010 Summary Compensation Table

The following table sets forth compensation information for the cash amounts and the value of other compensation paid to our Chief Executive Officer and our two other most highly compensated executive officers for the year ended December 31, 2010.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Grant Date Fair Value of Option Awards ($) (2)	All Other Compensation ($) (3)	Total ($)
Peter C. Chang	2010	245,446	100,000	27,737	1,690	374,873
Chief Executive Officer and President	2009	218,077	39,000	-	1,717	258,794

David A. Hubbard	2010	163,877	33,000	8,321	8,890	214,088
Executive Vice President, Sales and Marketing	2009	162,000	19,500	-	8,944	190,444

Wei-Shin Tsay	2010	165,908	24,000	-	2,290	192,198
Senior Vice President, Product Development	2009	166,154	12,000	-	2,340	180,494

(1)	Consisted of amounts earned during the 2010 and 2009 fiscal years and paid in the respective subsequent fiscal year.

(2)
Amount represents grant date fair value computed in accordance with ASC 718.  There can be no assurance that options will be exercised (in which case no value will be realized by the individual) or that the value on exercise will approximate the fair value as computed in accordance with ASC 718.

(3)	Consisted of Company contributions to the 401(k) of each individual, monthly automobile allowance for Mr. Hubbard, and the value of insurance premiums paid by the Company.

We do not enter into employment or severance contracts with our executive officers as we do not believe these types of arrangements facilitate our compensation goals and objectives.  Executive officers may participate in our employee stock purchase plan and purchase shares of our Common Stock at a discount to market prices.  In addition, we match 50% of the first $2,000 of an employee's contribution to our 401(k) plan.  Company contributions vest 25% per year from the date of employment.

Section 162(m) of the Internal Revenue Code provides that public companies cannot deduct non-performance based compensation paid to certain named executive officers in excess of $1 million per year.  These officers include any employee who, as of the close of the taxable year, is the principal executive officer, and any employee whose total compensation for the taxable year is required to be reported to stockholders under the Securities Exchange Act of 1934 by reason of such employee being among the two highest compensated officers for that taxable year, other than the principal executive officer.  None of the non-exempt compensation we paid to any of our executive officers for fiscal 2010 exceeded the $1 million limit.

Bonus

In January 2001, the Executive Compensation Committee adopted an executive bonus plan.  The Executive Compensation Committee reviews bonuses recommended by the Chief Executive Officer for executive officers other than the Chief Executive Officer.  The Executive Compensation Committee's philosophy is that a certain portion of executive officer compensation should be contingent upon the Company's performance and an individual's contribution to our success in meeting critical objectives.  The Executive Compensation Committee sets the bonus potential of each executive officer on a case-by-case basis.  Final decisions on bonuses for executives other than the Chief Executive Officer are made with the Chief Executive Officer's involvement.  The Executive Compensation Committee determined bonuses would be accrued in fiscal year 2010 and 2009 and paid in fiscal year 2011 and 2010, respectively.

Stock Incentive Plan

We provide incentive compensation to our executive officers and employees through the grant of stock options.  The 2000 Stock Incentive Plan was adopted by the Board on September 7, 2000. The plan was amended and restated in 2010 to, among other things, extend the term under which awards may be granted under the plan until March 17, 2020, eliminate a 10 million share ceiling on the aggregate number of shares of common stock that be issued under the plan, and to include certain qualifying performance criteria and annual award limits so that awards granted under the plan qualify as "performance-based compensation" under the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended.  The 2000 Stock Incentive Plan, as amended and restated, was approved by the stockholders on May 14, 2010.  The Executive Compensation Committee is responsible for administering our 2000 Stock Incentive Plan for executive officers, under which it grants options to purchase our Common Stock with an exercise price equal to the closing price of our common stock on the date of grant.  The Executive Compensation Committee believes that stock ownership by our executive officers aligns their interests with those of our stockholders and provides its executive officers with substantial motivation to manage the Company well.  Accordingly, a considerable portion of our executive officers' compensation consists of stock options.  When determining the size of an option grant to an executive officer, the Executive Compensation Committee, after consulting with the Chief Executive Officer, considers the executive officer's and the Company's performance, the executive officer's level and responsibilities within the Company, the executive officer's base salary and the size of option grants to executive officers in similar positions throughout the industry.  Each executive officer is initially provided with an option grant when they join our Company based upon their position with us.  These initial grants generally vest over four years and no shares vest before the one year anniversary of the option grant.

The option grant to the Chief Executive Officer is determined using the same criteria as for the other executive officers.  In July 2010, the Executive Compensation Committee granted Mr. Chang an option to purchase 80,000 shares of the Company's Common Stock, which vests annually over the next four years.  In fiscal year 2009, no stock options were granted to Mr. Chang.

In July 2010, grants were made to the executive officers by the Executive Compensation Committee as described in the Summary Compensation Table.  These options vest annually over the next four years.

Outstanding Equity Awards at Fiscal Year-End 2010

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($) (1)	Option Expiration Date

Peter C. Chang	64,000	-	7.80	12/29/13
	40,000	-	4.80	12/02/14
	60,000	-	4.50	11/07/15
	56,000	-	10.10	11/27/16
	10,000	-	9.15	01/28/18
	-	80,000	7.95	07/23/20

David A. Hubbard	20,000	-	7.80	12/29/13
	20,000	-	4.80	12/02/14
	20,000	-	4.50	11/07/15
	20,000	-	10.10	11/27/16
	4,000	-	9.15	01/28/18
	-	24,000	7.95	07/23/20

Wei-Shin Tsay	20,000	-	4.30	10/24/11
	20,000	-	7.80	12/29/13
	60,000	-	4.55	11/12/14
	32,000	-	4.50	11/07/15
	24,000	-	10.10	11/27/16
	4,000	-	9.15	01/28/18

(1)	The option exercise price is equal to the fair market value on the date of grant.

Share amounts and exercise price in the above table reflect a 1-for-5 reverse split of the common stock effected on August 27, 2010.  All of the options in the above table have a term of ten years, subject to earlier termination in certain events related to termination of employment.  Unvested options vest at a rate of 25% per year.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee operates under a written charter adopted by the Board of Directors on September 7, 2000, adopted by the Audit Committee on January 30, 2001 and amended by the Board of Directors on October 24, 2005.  All members of the Audit Committee meet the independence standards established by The NASDAQ Stock Market.

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors and is responsible for providing independent, objective oversight of the Company's accounting functions and internal control over financial reporting.  The Audit Committee reviewed and discussed the audited financial statements contained in the 2010 Annual Report on Form 10-K with the Company's management and its independent registered public accountants.  Management is responsible for the financial statements and the reporting process, including the system of internal control over financial reporting.  The independent registered public accountants are responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally acceptable in the United States.

The Audit Committee met privately with the independent registered public accountants, and has discussed issues deemed significant by them, including those required by AICPA, Professional Standards, Vol. 1.  AU Section 380, as adopted by the Public Accounting Oversight Board in Rule 3200T.  In addition, the Audit Committee has received the written disclosure and the letter from the independent registered public accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm such firm's independence.

In reliance on the reviews and discussions outlined above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the Securities and Exchange Commission.  The Audit Committee has appointed Marcum LLP to serve as our Company's independent registered public accounting firm for the 2011 fiscal year.

Audit Committee

Richard Black, Chairman
Ray Sun
 James C. Yeh

PROPOSAL 2

APPROVAL OF THE 2000 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED AND RESTATED, INCLUDING INCREASING BY 300,000 THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE THEREUNDER

In September 2010, our board of directors  amended and restated our Employee Stock Purchase Plan, and on February 15, 2011 our board approved an amendment to our Employee Stock Purchase Plan to increase by 300,000 the number of shares of Common Stock available for issuance thereunder.  The latter amendment is subject to the approval of our stockholders at the Annual Meeting. The following summary of the principal features of the Employee Stock Purchase Plan, as amended and restated, is qualified by reference to the terms of the Employee Stock Purchase Plan, a copy of which is available without charge upon stockholder request to Secretary, Alliance Fiber Optic Products, Inc., 275 Gibraltar Drive, Sunnyvale, California, 94089. The Employee Stock Purchase Plan has also been filed electronically with the Securities and Exchange Commission together with this Proxy Statement, and can be accessed on the SEC's web site at http://www.sec.gov.

Description of Amendments

The Employee Stock Purchase Plan was amended and restated to, among other things: (a) reduce the duration of each offering period from 24 months to six months, (b) change the determination of the purchase price of a share of our Common Stock purchased at the close of an offering period to be the lower of: 1) 85% of the fair market value of a share of our Common Stock on the last trading day of the month in which the offering period expired; or 2) 85% of the fair market value of a share of our Common Stock on the last trading day before the commencement of the applicable offering period; (c) reduce the number of shares of Common Stock that may be purchased in an offering period to 500; (d) incorporate prior amendments to the Employee Stock Purchase Plan made to comply with Section 423 of the Internal Revenue Code of 1986, as amended, and the regulations in connection therewith; and (e) amend and restate certain other provisions of the Employee Stock Purchase Plan.  The amendment to the Employee Stock Purchase Plan approved by the board of directors in February 2011 consists of an increase in the number of shares of Common Stock reserved for issuance under the Employee Stock Purchase Plan by 300,000 shares, from 1,074,337 shares to 1,374,337 shares. Of the shares reserved for issuance over the term of the Employee Stock Purchase Plan, 1,014,687 shares have been issued and 59,650 shares remain available for future issuance thereunder, not including the 300,000 shares that are the subject of this proposal.

Employee Stock Purchase Plan

The Employee Stock Purchase Plan was initially adopted by the board of directors in September 2000, and first approved by stockholders in November 2000. The Employee Stock Purchase Plan was amended and restated by the board in as of July 1, 2004, and subsequently was amended and restated by the board in September 2010. It was last amended by the board of directors in February 2011.

The purpose of the Employee Stock Purchase Plan is to provide employees with an opportunity to acquire shares of Common Stock at a price below their market value and to pay for the purchases through payroll deductions, thereby enabling the Company to attract, retain and motivate valued employees. A total of 59,650 shares of Common Stock currently are reserved for issuance under the Employee Stock Purchase Plan. As of March 31, 2011, 359,650 shares of Common Stock were available for future issuance under the Employee Stock Purchase Plan including the 300,000 shares of Common Stock subject to stockholder approval at the Annual Meeting.

Administration

The Employee Stock Purchase Plan is administered by a committee appointed by the Board.  The committee has the authority to construe, interpret and apply the terms of the Employee Stock Purchase Plan, to determine eligibility, to establish such limitations and procedures as it determines are consistent with the Employee Stock Purchase Plan and to adjudicate any disputed claims under the Employee Stock Purchase Plan.

Eligibility; Price of Shares

Each regular full-time and part-time employee of the Company and subsidiaries designated by the board of directors who customarily works at least 20 hours per week and more than five months in any calendar year, and who is employed by the Company on the start of any offering period, is eligible to participate in the Employee Stock Purchase Plan. However, no employee is eligible to participate in the Employee Stock Purchase Plan if, immediately after electing to participate, the employee would own stock of the Company (including stock such employee may purchase under this plan or other outstanding options) representing 5% or more of the total combined voting power or value of all classes of our stock. In addition, no employee is permitted to accrue, under the Employee Stock Purchase Plan and all similar purchase plans of the Company or its subsidiaries, a right to purchase stock of the Company having a value in excess of $25,000 of the fair market value of such stock (determined at the time the right is granted) for each calendar year. As of December 31, 2010, 336 employees were eligible to participate in the Employee Stock Purchase Plan.

Under the Employee Stock Purchase Plan, each calendar year is divided into two six-month "offering periods" commencing May 1 and November 1 of each year. At the end of each offering period, the Company will apply the amount contributed by the participant during that period to purchase shares of Common Stock for him or her. The purchase price will be equal to 85% of the lower of (a) the closing price of our Common Stock on the last trading day of the month in which an offering period expires or (b) the closing price of our Common Stock on the last trading day before the start of an offering period. No participant may purchase more than 500 shares in any one offering period.

Participation; Payroll Deductions; Purchase of Shares

Eligible employees become participants in the Employee Stock Purchase Plan by executing a subscription agreement authorizing payroll deductions and filing it with our stock administrator at least 15 days before the first day of the applicable offering period. The payroll deductions made for each participant may be not be less than 1% and not more than 20% of the participant's cash compensation, and may not exceed such percentage of the participant's cash compensation as the participant designates. Payroll deductions commence with the first paycheck issued during the offering period and are deducted from subsequent paychecks throughout the offering period unless terminated as provided in the Employee Stock Purchase Plan.

Participants are notified by statements of account as soon as practicable following the end of each  offering period as to the number of shares purchased and the purchase price. Certificates representing the shares are delivered to a brokerage account and kept in such account pursuant to the subscription agreement.

Withdrawal From the Employee Stock Purchase Plan; Termination of Employment

Participants may withdraw from the Employee Stock Purchase Plan at any time before the last day of an offering period. As soon as practicable after withdrawal, payroll deductions cease and all amounts credited to the participant's account are refunded in cash, without interest. A participant who has withdrawn from the Employee Stock Purchase Plan cannot be a participant in future offering periods unless he or she re-enrolls pursuant to the Employee Stock Purchase Plan's guidelines.

Termination of a participant's status as an eligible employee is treated as an automatic withdrawal from the Employee Stock Purchase Plan. A participant may designate in writing a beneficiary who is to receive amounts credited to the participant's account the event of the participant's death. Any other attempted assignment, except by will, and the laws of descent and distribution, may be treated as a withdrawal.

Amendment and Termination

The Employee Stock Purchase Plan may be amended or terminated at any time by the board of directors, subject to applicable laws.

Effect of Certain Corporate Events

In the event of an increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, the committee will make proportionate adjustments in the purchase price of shares, the individual participant share purchase limitation and the number of shares available under the Employee Stock Purchase Plan, as appropriate.

In the event of a sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another company, the Employee Stock Purchase Plan will terminate and any offering periods then in progress will be shortened to end prior to the sale or merger, unless the Employee Stock Purchase Plan is assumed by the acquirer pursuant to the merger.

Certain Federal Income Tax Consequences of Participating in the Employee Stock Purchase Plan

  The following brief summary of the effect of U.S. federal income taxation upon the participant and the Company with respect to the shares purchased under the Employee Stock Purchase Plan does not purport to be complete, and does not discuss the tax consequences of a participant's death or the income tax laws of any state or non-U.S. jurisdiction in which the participant may reside.

  The Employee Stock Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code of 1986, as amended. Under these provisions, no income will be taxable to a participant until the shares purchased under the Employee Stock Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant generally will be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than 2 years from the first day of the applicable offering and 1 year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) the excess of the fair market value of a share on the offering date that the right was granted over the purchase price for the right. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of either of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase.  The Company generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

Plan Benefits

Purchase rights are subject to a participant's discretion, including an employee's decision not to participate in the Employee Stock Purchase Plan, and awards under the Employee Stock Purchase Plan are not determinable. Directors who are not employees are not eligible to participate in, and will not receive any benefit under, the Employee Stock Purchase Plan.

Required Vote

Approval of the 2000 Employee Stock Purchase Plan, as amended and restated, including the increase by 300,000 shares the number of shares of Common Stock reserved for issuance under the plan, requires the affirmative vote of a majority of the shares present and entitled to vote. If stockholder approval is not obtained, the Employee Stock Purchase Plan, as amended and restated, will continue to be in effect and approximately 19,175 shares will be available for purchase thereunder following conclusion of the current offering period.

Your Board of Directors recommends a vote "FOR" approval of the 2000 Employee Stock Purchase Plan, as amended and restated, including increasing by 300,000 the number of shares of Common Stock available for issuance thereunder.

PROPOSAL 3

APPROVAL OF AN AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DECREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 80,000,000 TO 20,000,000 SHARES

        The Board of Directors has adopted, subject to stockholder approval, an amendment to the Company's Amended and Restated Certificate of Incorporation to decrease the number of authorized shares of Common Stock from 80,000,000 to 20,000,000 shares. The Board of Directors recommends that the Company's stockholders approve this amendment.

        As of March 14, 2011, the Company had 8,835,786 shares of Common Stock outstanding. An additional 1,543,345 shares were reserved for future issuance under the Company's stockholder approved equity compensation plans, of which 872,280 shares were reserved for issuance upon exercise of outstanding options to purchase shares of Common Stock and 671,065 shares were reserved and available for future grant or purchase.  In addition, as of March 14, 2011, 59,650 shares are reserved for issuance under the Employee Stock Purchase Plan.  Finally, the Board of Directors is seeking stockholder approval to increase the number of shares available under the Employee Stock Purchase Plan, as amended and restated, by 300,000 shares.

The Board of Directors believes that it is advisable and in the best interests of the Company and our stockholders to decrease the number of authorized shares of Common Stock. The Board of Directors believes there are a sufficient number of shares of Common Stock authorized to issue in the future under the 2000 Stock Option Plan including under the evergreen provision thereunder, and under our Employee Stock Purchase Plan (assuming stockholder approve Proposal 3). A reduction in the number of authorized shares of Common Stock will allow the Company to reduce the fees it pays annually to the State of Delaware.

        The Board of Directors believes that following the reduction in authorized Common Stock, the Company will still have sufficient authorized Common Stock remaining available to enable us to respond to potential business opportunities and to pursue important objectives that may present themselves from time to time. The Board of Directors also believes that reducing the number of available Common shares will still provide us with the flexibility to issue Common Stock for proper corporate purposes that may be identified by the Board of Directors from time to time, such as strategic business relationships, financings or acquisitions, as well as to continue to attract and retain talented directors, officers, employees and consultants through the grant of stock options and other stock-based incentives.

The authorized shares of Common Stock in excess of those issued, or reserved for issuance, continue to be available for issuance at such times and for such corporate purposes as the Board of Directors may deem advisable without further action by our stockholders, except as may be required by applicable laws or the rules of any stock exchange or stock market on which the securities may be listed or traded. Upon issuance, such shares will have the same rights as the outstanding shares of Common Stock. Holders of Common Stock do not have preemptive rights.

The text of Paragraph A of Article IV of the Company's Amended and Restated Certificate of Incorporation, as it is proposed to be amended if stockholders approve this proposal, is as follows:

        A.    Classes of Stock.    The total number of shares of all classes of capital stock which the corporation shall have authority to issue is twenty-five million (25,000,000), of which twenty million (20,000,000) shares of the par value of one tenth of one cent ($0.001) each shall be Common Stock (the "Common Stock") and five million (5,000,000) shares of the par value of one tenth of one cent ($0.001) each shall be Preferred Stock (the "Preferred Stock"). The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the then outstanding shares of Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such Preferred Stock holders is required pursuant to the provisions established by the Board of Directors of this corporation (the "Board of Directors") in the resolution or resolutions providing for the issue of such Preferred Stock, and if such holders of such Preferred Stock are so entitled to vote thereon, then, except as may otherwise be set forth in this Restated Certificate of Incorporation, the only stockholder approval required shall be the affirmative vote of a majority of the combined voting power of the Common Stock and the Preferred Stock so entitled to vote.

The affirmative vote of the holders of a majority of the shares of the Company's Common Stock outstanding as of the Record Date is required to approve this proposal. If approved by the stockholders, the proposed amendment to the Company's Amended and Restated Certificate of Incorporation will become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, which will occur as soon as reasonably practicable.

The Board of Directors recommends a vote "FOR" the amendment to the Company's Amended and Restated Certificate of Incorporation to decrease the number of authorized shares of Common Stock.

PROPOSAL 4

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

The Audit Committee has appointed the firm of Marcum LLP as the Company's independent registered public accountant for the fiscal year ending December 31, 2011.  On October 1, 2010, the Company's independent registered public accounting firm, Stonefield Josephson, Inc., combined its practice with Marcum LLP.  Stonefield Josephson, Inc. had audited the Company's financial statements since April 2005.  Representatives of Marcum LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.  Although stockholder ratification of the Company's independent registered public accountants is not required by the Company's Bylaws or otherwise, the Company is submitting the selection of Marcum LLP to its stockholders for ratification to permit stockholders to participate in this important corporate decision.

Principal Accountant Fees and Services

The following table presents fees for professional audit services rendered by Marcum LLP and Stonefield Josephson for the audit of our financial statements for 2010 and 2009.  No fees were billed for other services rendered.

Year Ended Decemeber 31,
	2010	2009
Audit Fees	$ 259,605	$ 318,032
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total	$ 259,605	$ 318,032

Pre-Approval Policies and Procedures

It is the Company's policy that all audit and non-audit services to be performed by the Company's registered public accountants be approved in advance by the Audit Committee.  The Audit Committee pre-approved all audit fees incurred in the year ended December 31, 2010.

Required Vote

Ratification will require the affirmative vote of a majority of the shares present and voting at the Annual Meeting in person or by proxy. In the event ratification is not obtained, the Audit Committee will review its future selection of the Company's independent registered public accountant but will not be required to select different independent registered public accountants for the Company.  Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of our company and our stockholders.

The Board of Directors recommends a vote "FOR" ratification of Marcum LLP.  as the Company's independent registered public accountants.

STOCKHOLDER PROPOSALS FOR THE 2012 ANNUAL MEETING

Proposals of stockholders of the Company that are intended to be presented at the Company's 2012 Annual Meeting must be received by the Secretary of the Company no later than December 20, 2011 in order that they may be included in the Company's proxy statement and form of proxy relating to that meeting.

A stockholder proposal not included in the Company's proxy statement for the 2012 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company and otherwise complies with the provisions of the Company's Bylaws.  To be timely, the Bylaws provide that the Company must have received the stockholder's notice not less than 60 days nor more than 90 days prior to the scheduled date of the meeting. However, if notice or prior public disclosure of the date of the annual meeting is given or made to stockholders less than 75 days prior to the meeting date, the Company must receive the stockholder's notice by the earlier of (i) the close of business on the 15th day after the earlier of the day the Company mailed notice of the annual meeting date or provided public disclosure of the meeting date and (ii) two days prior to the scheduled date of the annual meeting

PAYMENT OF COSTS

The expense of printing, mailing proxy materials and solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by directors, officers and other employees of the Company by personal interview, telephone or facsimile.  No additional compensation will be paid to such persons for such solicitation.  The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of the Common Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company's directors, executive officers and any persons holding more than 10% of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission.  Specific due dates for these reports have been established and the Company is required to identify in this Proxy Statement those persons who failed to timely file these reports.  To the Company's knowledge, based solely on a review of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2010, all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were met in a timely manner during fiscal year 2010.

OTHER MATTERS

The Company knows of no other business that will be presented at the Annual Meeting.  If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

Whether you intend to be present at the Annual Meeting or not, we urge you to return your signed proxy promptly.

By order of the Board of Directors

/s/Peter C. Chang

Peter C. Chang
Secretary

March 29, 2011

The Company's 2010 Annual Report on Form 10-K has been mailed with this Proxy Statement.  The Company will provide copies of exhibits to the Annual Report on Form 10-K, but will charge a reasonable fee per page to any requesting stockholder.  Any such request should be addressed to the Company at 275 Gibraltar Drive, Sunnyvale, California 94089, Attention: Investor Relations Department.  The request must include a representation by the stockholder that as of March 14, 2011, the stockholder was entitled to vote at the Annual Meeting.

PROXY

ALLIANCE FIBER OPTIC PRODUCTS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby authorizes PETER C. CHANG or ANITA K. HO, as Proxies with full power in each to act without the other and with the power of substitution in each, to represent and to vote all the shares of Common Stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of Alliance Fiber Optic Products, Inc. (the "Company") to be held at the office of the Company, 275 Gibraltar Drive, Sunnyvale, California, 94089 on April 28, 2011 at 2:00 p.m., or at any postponement or adjournment thereof, and instructs said Proxies to vote as follows:

Shares represented by this proxy will be voted as directed by the stockholder.  If no such directions are indicated, the Proxies will have the authority to vote FOR the election of director, FOR Proposals 2, 3, and 4, and in accordance with the discretion of the Proxies on any other matters as may properly come before the Annual Meeting.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

DETACH HERE

[X]	Please mark The Board of Directors recommends a vote FOR the election of the director and FOR Proposals 2, 3, and 4. votes as in this example.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.  If no direction is given, this proxy will be voted "FOR" the election of the director and "FOR" Proposals 2, 3, and 4.

1. To elect Mr. Ray Sun as Class II director to serve until the 2014 Annual Meeting of Stockholders or until his successor is duly elected and qualified.

                                                                            WITHHOLD
       FOR            [   ]                           AUTHORITY       [   ]
                  NOMINEE                                         for nominee

2. To approve the Company's                      FOR     AGAINST  ABSTAIN
2000 Employee Stock Purchase                     [   ]             [   ]             [   ]
Plan, as amended and restated,
including increasing by 300,000
the number of shares of Common
Stock available for issuance thereunder.

3. To approve an amendment to                  FOR     AGAINST  ABSTAIN
the Company's Amended and                      [   ]             [   ]             [   ]
Restated Certificate of Incorporation
to decrease the number of shares of
Common Stock authorized for issuance from
80,000,000 shares to 20,000,000 shares.

4. To ratify the appointment of                   FOR     AGAINST  ABSTAIN
Marcum LLP as the Company's                  [   ]             [   ]             [   ]
independent registered public
accountant for 2011.

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

                  MARK HERE
                  FOR ADDRESS    [   ]
                  CHANGE AND
                  NOTE BELOW

Please sign where indicated below.  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by an authorized officer.  If a partnership, please sign in full partnership name by an authorized person.

Signature: _______________________ Date: _________

______________________________________________
                               (Signature if held jointly)

ALLIANCE FIBER OPTIC PRODUCTS, INC.

2000 EMPLOYEE STOCK PURCHASE PLAN

(As amended and restated effective November 1, 2010)

Page

SECTION 1.	PURPOSE OF THE PLAN	1

SECTION 2.	DEFINITIONS.	1

(A)	"BOARD"	1

(B)	"CODE"	1

(C)	"COMMITTEE"	1

(D)	"COMPANY"	1

(E)	"COMPENSATION"	1

(F)	"CORPORATE REORGANIZATION"	1

(G)	"ELIGIBLE EMPLOYEE"	2

(H)	"EXCHANGE ACT"	2

(I)	"FAIR MARKET VALUE"	2

(J)	"OFFERING PERIOD"	2

(K)	"PARTICIPANT"	2

(L)	"PARTICIPATING COMPANY"	2

(M)	"PLAN"	2

(N)	"PLAN ACCOUNT"	2

(O)	"PURCHASE PRICE"	2

(P)	"STOCK"	2

(Q)	"SUBSDIARY"	2

SECTION 3.	ADMINISTRATION OF THE PLAN.	3

(A)	COMMITTEE COMPOSITION	3

(B)	COMMITTEE RESPONSIBILITIES	3

SECTION 4.	ENROLLMENT AND PARTICIPATION.	3

(A)	OFFERING PERIODS	3

(B)	ENROLLMENT	3

(C)	DURATION OF PARTICIPATION	3

SECTION 5.	EMPLOYEE CONTRIBUTIONS.	3

(A)	FREQUENCY OF PAYROLL DEDUCTIONS	3

(B)	AMOUNT OF PAYROLL DEDUCTIONS	4

(C)	CHANGING WITHHOLDING RATE	4

(D)	DISCONTINUING PAYROLL DEDUCTIONS	4

SECTION 6.	WITHDRAWAL FROM THE PLAN.	4

(A)	WITHDRAWAL	4

(B)	RE-ENROLLMENT AFTER WITHDRAWAL	4

SECTION 7.	CHANGE IN EMPLOYMENT STATUS.	4

(A)	TERMINATION OF EMPLOYMENT	4

(B)	LEAVE OF ABSENCE	4

(C)	DEATH	4

SECTION 8.	PLAN ACCOUNTS AND PURCHASE OF SHARES.	4

(A)	PLAN ACCOUNTS	5

(B)	PURCHASE PRICE	5

(C)	NUMBER OF SHARES PURCHASED	5

(D)	AVAILABLE SHARES INSUFFICIENT	5

i

(E)	ISSUANCE OF STOCK	5

(F)	UNUSED CASH BALANCES	6

(G)	STOCKHOLDER APPROVAL	6

SECTION 9.	LIMITATIONS ON STOCK OWNERSHIP	6

(A)	FIVE PERCENT LIMIT	6

(B)	DOLLAR LIMIT	6

SECTION 10.	RIGHT NOT TRANSFERABLE	6

SECTION 11.	NO RIGHTS AS AN EMPLOYEE	7

SECTION 12.	NO RIGHTS AS A STOCKHOLDER	7

SECTION 13.	SECURITIES LAW REQUIREMENTS	7

SECTION 14.	STOCK OFFERED UNDER THE PLAN	7

(A)	AUTHORIZED SHARES	7

(B)	ANTIDILUTION ADJUSTMENTS	7

(C)	REORGANIZATIONS	7

SECTION 15.	AMENDMENT OR DISCONTINUANCE	8

SECTION 16.	EXECUTION	8

ii

ALLIANCE FIBER OPTIC PRODUCTS, INC.

2000 EMPLOYEE STOCK PURCHASE PLAN

(As amended and restated effective November 1, 2010)

SECTION 1.  Purpose Of The Plan.

The Plan was adopted by the Board on September 7, 2000, effective as of the date of the initial offering of Stock to the public pursuant to a registration statement filed by the Company with the Securities and Exchange Commission. The Plan was subsequently amended, and is hereby amended and restated as of November 1, 2010. The purpose of the Plan is to provide Eligible Employees with an opportunity to increase their proprietary interest in the success of the Company by purchasing Stock from the Company on favorable terms and to pay for such purchases through payroll deductions.  The Plan is intended to qualify under section 423 of the Code.  All share references are on a post -August 27, 2010 reverse stock split basis.

SECTION 2.  Definitions.

(a) "Board" means the Board of Directors of the Company, as constituted from time to time.

(b) "Code" means the Internal Revenue Code of 1986, as amended.

(c) "Committee" means a committee of the Board, as described in Section 3.

(d) "Company" means Alliance Fiber Optic Products, Inc., a Delaware corporation.

(e) "Compensation" means (i) the total compensation paid in cash to a Participant by a Participating Company, including salaries, wages, bonuses, incentive compensation, commissions, overtime pay and shift premiums, plus (ii) any pre-tax contributions made by the Participant under section 401(k) or section 125 of the Code. "Compensation" shall exclude all non-cash items, moving or relocation allowances, cost-of-living equalization payments, car allowances, tuition reimbursements, imputed income attributable to cars or life insurance, severance pay, fringe benefits, contributions or benefits received under employee benefit plans, income attributable to the exercise of stock options, and similar items. The Committee shall determine whether a particular item is included in Compensation.

(f) "Corporate Reorganization" means:

(i) The consummation of a merger or consolidation of the Company with or into another entity, or any other corporate reorganization; or

(ii) The sale, transfer or other disposition of all or substantially all of the Company's assets or the complete liquidation or dissolution of the Company.

(g) "Eligible Employee" means any employee of a Participating Company whose customary employment is full time, which means for more than five months per calendar year and for more than 20 hours per week.

The foregoing notwithstanding, an individual shall not be considered an Eligible Employee if his or her participation in the Plan is prohibited by the law of any country which has jurisdiction over him or her.

(h) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(i) "Fair Market Value" means the market price of Stock, determined by the Committee as follows:

(i) If Stock was traded on a national or regional stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; or

(ii) If the foregoing provision is not applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in the Wall Street Journal or as reported directly to the Company by the stock exchange. Such determination shall be conclusive and binding on all persons.

(j) "Offering Period" means a period with respect to which the right to purchase Stock may be granted under the Plan, as determined pursuant to Section 4(a), or such other period as the Committee may determine in its sole discretion.

(k) "Participant" means an Eligible Employee who elects to participate in the Plan, as provided in Section 4(b).

(l) "Participating Company" means (i) the Company and (ii) each present or future Subsidiary designated by the Committee as a Participating Company.

(m) "Plan" means this Alliance Fiber Optic Products, Inc. 2000 Employee Stock Purchase Plan, as it may be amended from time to time.

(n) "Plan Account" means the account established for each Participant pursuant to Section 8(a).

(o) "Purchase Price" means the price at which Participants may purchase Stock under the Plan, as determined pursuant to Section 8(b).

(p) "Stock" means the Common Stock of the Company.

(q) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 3.  Administration of the Plan.

(a) Committee Composition.  The Plan shall be administered by the Committee. The Committee shall consist exclusively of one or more directors of the Company, who shall be appointed by the Board.

(b) Committee Responsibilities.  The Committee shall interpret the Plan and make all other policy decisions relating to the operation of the Plan. The Committee may adopt such rules, guidelines and forms as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

SECTION 4.  Enrollment and Participation.

(a) Offering Periods.  While the Plan is in effect, two Offering Periods shall commence in each calendar year. The Offering Periods shall consist of six-month periods, unless otherwise determined by the Committee, commencing on May 1 and November 1 of each year.  Any Offering Periods commencing before November 1, 2010 and in effect on October 31, 2010, shall terminate on October 31, 2010.

(b) Enrollment.  Any individual who, on the day preceding the first day of an Offering Period, qualifies as an Eligible Employee may elect to become a Participant in the Plan for such Offering Period by executing the enrollment form prescribed for this purpose by the Committee.  The enrollment form shall be filed with the Company at the prescribed location not later than 15 days prior to the commencement of such Offering Period.  All Eligible Employees shall be automatically enrolled in the initial Offering Period under the Plan.

(c) Duration of Participation.  Once enrolled in the Plan, a Participant shall continue to participate in the Plan until he or she ceases to be an Eligible Employee, withdraws from the Plan under Section 6(a) or reaches the end of the Offering Period in which his or her employee contributions were discontinued under Section 9(b). A Participant who withdrew from the Plan under Section 6(a) may again become a Participant, if he or she then is an Eligible Employee, by following the procedure described in Subsection (b) above. A Participant whose employee contributions were discontinued automatically under Section 9(b) shall automatically resume participation at the beginning of the earliest Offering Period ending in the next calendar year, if he or she then is an Eligible Employee.  When a Participant reaches the end of an Offering Period but his or her participation is to continue, then such Participant shall automatically be re-enrolled for the Offering Period that commences immediately after the end of the prior Offering Period.

SECTION 5.  Employee Contributions.

(a) Frequency of Payroll Deductions.  A Participant may purchase shares of Stock under the Plan solely by means of payroll deductions. Payroll deductions, as designated by the Participant pursuant to Subsection (b) below, shall occur on each payday during participation in the Plan.

(b) Amount of Payroll Deductions.  An Eligible Employee shall designate on the enrollment form the portion of his or her Compensation that he or she elects to have withheld for the purchase of Stock. Such portion shall be a whole percentage of the Eligible Employee's Compensation, but not less than 1% nor more than 20%.

(c) Changing Withholding Rate.  A Participant may not change the rate of payroll withholding during an Offering Period (except upon a withdrawal pursuant to Section 6(a)).  A Participant may change the rate of payroll withholding effective at the commencement of a subsequent Offering Period by filing a new enrollment form with the Company at the prescribed location and time prior to the commencement of such subsequent Offering Period.

(d) Discontinuing Payroll Deductions.  Employee contributions may be discontinued automatically pursuant to Section 9(b).

SECTION 6.  Withdrawal From The Plan.

(a) Withdrawal. A Participant may elect to withdraw from the Plan by filing the prescribed form with the Company at the prescribed location at any time before the last day of an Offering Period. As soon as reasonably practicable thereafter, payroll deductions shall cease and the entire amount credited to the Participant's Plan Account shall be refunded to him or her in cash, without interest. No partial withdrawals shall be permitted.

(b) Re-enrollment After Withdrawal.  A former Participant who has withdrawn from the Plan shall not be a Participant until he or she re-enrolls in the Plan under Section 4(b). Re-enrollment may be effective only at the commencement of an Offering Period.

SECTION 7.  Change in Employment Status.

(a) Termination of Employment.  Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 6(a). (A transfer from one Participating Company to another shall not be treated as a termination of employment.)

(b) Leave of Absence.  For purposes of the Plan, employment shall not be deemed to terminate when the Participant goes on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing. Employment, however, shall be deemed to terminate three months after the Participant goes on a leave, unless a contract or statute guarantees his or her right to return to work. Employment shall be deemed to terminate in any event when the approved leave ends, unless the Participant immediately returns to work.

(c) Death.  In the event of the Participant's death, the amount credited to his or her Plan Account shall be paid to a beneficiary designated by him or her for this purpose on the prescribed form or, if none, to the Participant's estate. Such form shall be valid only if it was filed with the Company at the prescribed location before the Participant's death.

SECTION 8.  Plan Accounts and Purchase of Shares.

(a) Plan Accounts.  The Company shall maintain a Plan Account on its books in the name of each Participant. Whenever an amount is deducted from the Participant's Compensation under the Plan, such amount shall be credited to the Participant's Plan Account. Amounts credited to Plan Accounts shall not be trust funds and may be commingled with the Company's general assets and applied to general corporate purposes. No interest shall be credited to Plan Accounts.

(b) Purchase Price.  The Purchase Price for each share of Stock purchased at the close of an Offering Period shall be the lower of:

(i) 85% of the Fair Market Value of such share on the last trading day of the month in which the Offering Period expired; or

(ii) 85% of the Fair Market Value of such share on the last trading day before the commencement of the applicable Offering Period.

(c) Number of Shares Purchased.  As of the last trading day of each Offering Period, each Participant shall be deemed to have elected to purchase the number of shares of Stock calculated in accordance with this Subsection (c), unless the Participant has previously elected to withdraw from the Plan in accordance with Section 6(a). The amount then in the Participant's Plan Account shall be divided by the Purchase Price, and the number of shares that results shall be purchased from the Company with the funds in the Participant's Plan Account. The foregoing notwithstanding, no Participant shall purchase more than five hundred (500) shares of Stock with respect to any Offering Period nor more than the amounts of Stock set forth in Sections 9(b) and 14(a). The Committee may determine with respect to all Participants that any fractional share, as calculated under this Subsection (c), shall be (i) rounded down to the next lower whole share or (ii) credited as a fractional share.  For each Offering Period, the Committee shall have the authority to establish additional limits on the number of shares purchasable by each Participant or by all Participants in the aggregate.

(d) Available Shares Insufficient.  In the event that the aggregate number of shares that all Participants elect to purchase during an Offering Period exceeds the maximum number of shares remaining available for issuance under Section 14(a), then the number of shares to which each Participant is entitled shall be determined by multiplying the number of shares available for issuance by a fraction, the numerator of which is the number of shares that such Participant has elected to purchase and the denominator of which is the number of shares that all Participants have elected to purchase.

(e) Issuance of Stock.  Certificates representing the shares of Stock purchased by a Participant under the Plan shall be issued to him or her as soon as reasonably practicable after the close of the Offering Period, except that the Committee may determine that such shares shall be held for each Participant's benefit by a broker designated by the Committee (unless the Participant has elected that certificates be issued to him or her). Shares may be registered in the name of the Participant or jointly in the name of the Participant and his or her spouse as joint tenants with right of survivorship or as community property.

(f) Unused Cash Balances.  An amount remaining in the Participant's Plan Account that represents the Purchase Price for any fractional share shall be refunded to the Participant, in cash, without interest. Any amount remaining in the Participant's Plan Account that represents the Purchase Price for whole shares that could not be purchased by reason of Subsection (c) above, Section 9(b) or Section 14(a) shall be refunded to the Participant in cash, without interest.

(g) Stockholder Approval.  Any other provision of the Plan notwithstanding, no shares of Stock shall be purchased under the Plan unless and until the Company's stockholders have approved the adoption of the Plan.

SECTION 9.   Limitations on Stock Ownership.

(a) Five Percent Limit.  Any other provision of the Plan notwithstanding, no Participant shall be granted a right to purchase Stock under the Plan if such Participant, immediately after his or her election to purchase such Stock, would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any parent or Subsidiary of the Company. For purposes of this Subsection (a), the following rules shall apply:

(i) Ownership of stock shall be determined after applying the attribution rules of section 424(d) of the Code;

(ii) Each Participant shall be deemed to own any stock that he or she has a right or option to purchase under this or any other plan; and

(iii)Each Participant shall be deemed to have the right to purchase up to the maximum number of shares of Stock that may be purchased by a Participant under this Plan under the individual limit specified in Section 8(c).

(b) Dollar Limit.  Any other provision of the Plan notwithstanding, no Participant shall accrue the right to purchase Stock with a Fair Market Value in excess of $25,000 per calendar year (under this Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company) as determined under section 423 and the regulations thereunder.

For purposes of this Subsection (b), the Fair Market Value of Stock shall be determined in each case as of the beginning of the Offering Period in which such Stock is purchased. Employee stock purchase plans not described in section 423 of the Code shall be disregarded. If a Participant is precluded by this Subsection (b) from purchasing additional Stock under the Plan, then his or her employee contributions shall automatically be discontinued and shall resume at the beginning of the earliest Offering Period ending in the next calendar year (if he or she then is an Eligible Employee).

SECTION 10.  Rights Not Transferable.

The rights of any Participant under the Plan, or any Participant's interest in any Stock or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or in any other manner other than by beneficiary designation or the laws of descent and distribution. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than by beneficiary designation or the laws of descent and distribution, then such act shall be treated as an election by the Participant to withdraw from the Plan under Section 6(a).

SECTION 11.  No Rights as an Employee.

Nothing in the Plan or in any right granted under the Plan shall confer upon the Participant any right to continue in the employ of a Participating Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Participating Companies or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason, with or without cause.

SECTION 12.  No Rights as a Stockholder.

A Participant shall have no rights as a stockholder with respect to any shares of Stock that he or she may have a right to purchase under the Plan until such shares have been purchased on the last day of the applicable Offering Period.

SECTION 13.  Securities Law Requirements.

Shares of Stock shall not be issued under the Plan unless the issuance and delivery of such shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company's securities may then be traded.

SECTION 14.  Stock Offered Under The Plan.

(a) Authorized Shares   The maximum aggregate number of shares of Stock available for purchase under the Plan is three hundred thousand (300,000), plus an annual increase to be added on the first day of the Company's fiscal year beginning in years 2001 through 2010 equal to such amount as may be determined by the Board or, if less, the lesser of (i) two hundred thousand (200,000) shares or (ii) one percent (1%) of the outstanding shares on such date. The aggregate number of Shares available for purchase under the Plan shall at all times be subject to adjustment pursuant to Section 14.

(b) Antidilution Adjustments.  The aggregate number of shares of Stock offered under the Plan, the individual Participant share limitation described in Section 8(c) and the price of shares that any Participant has elected to purchase shall be adjusted proportionately by the Committee for any increase or decrease in the number of outstanding shares of Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend, any other increase or decrease in such shares effected without receipt or payment of consideration by the Company, the distribution of the shares of a Subsidiary to the Company's stockholders or a similar event.

(c) Reorganizations.  Any other provision of the Plan notwithstanding, immediately prior to the effective time of a Corporate Reorganization, the Offering Period then in progress shall terminate and shares shall be purchased pursuant to Section 8, unless the Plan is assumed by the surviving corporation or its parent corporation pursuant to the plan of merger or consolidation. The Plan shall in no event be construed to restrict in any way the Company's right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.

SECTION 15.  Amendment or Discontinuance.

The Board shall have the right to amend, suspend or terminate the Plan at any time and without notice. Except as provided in Section 14, any increase in the aggregate number of shares of Stock to be issued under the Plan shall be subject to approval by a vote of the stockholders of the Company. In addition, any other amendment of the Plan shall be subject to approval by a vote of the stockholders of the Company to the extent required by an applicable law or regulation.

SECTION 16.   Execution.

To record the amendment and restatement of the Plan by the Board, effective November 1, 2010, the Company has caused its authorized officer to execute the same.

Alliance Fiber Optic Products, Inc.

By:  _/s/ Peter C. Chang__________

Name: Peter C. Chang

Title: President and Chief Executive Officer